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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	31-0838515 (I.R.S. employer identification number)
100 East Broad Street, Columbus, Ohio (Address of principal executive offices)	43271-0181 (Zip Code)

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
120 South LaSalle Street
Chicago, Illinois 60603
Attn: F. Henry Kleschen III, Vice President, (312) 661-7378
(Name, address and telephone number of agent for service)

ARGOSY GAMING COMPANY
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1304247 (I.R.S. employer identification no.)

and its Guarantor Subsidiaries

Illinois	Alton Gaming Company	37-1261292
Iowa	Argosy of Iowa, Inc.	37-1333417
Louisiana	Argosy of Louisiana, Inc.	72-1265121
Louisiana	Catfish Queen Partnership in Commendam	72-1274791
Louisiana	Centroplex Centre Convention Hotel, L.L.C.	72-1452613
Indiana	The Indiana Gaming Company	37-1314871
Indiana	Indiana Gaming Holding	36-4420489
Indiana	Indiana Gaming Company, L.P.	37-1314886
Indiana	Indiana Gaming II, L.P.	36-4420492
Iowa	Iowa Gaming Company	37-1329487
Iowa	Belle of Sioux City, L.P.	42-1428577
Louisiana	Jazz Enterprises, Inc.	72-1214771
Missouri	The Missouri Gaming Company	37-1311505
(State or other jurisdiction of incorporation or organization)	(Exact name of obligors as specified in its charter)	(I.R.S. employer identification no.)
219 Piasa Street Alton, Illinois (Address of principal executive offices)	62002 (Zip Code)

Senior Subordinated Securities
(Title of Indenture Securities)

Item 1.  General Information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

  The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

  No such affiliation exists with the trustee.

Item 16.  List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

  1.
  A copy of the articles of association of the trustee now in effect.*

  2.
  A copy of the certificate of authority of the trustee to commence business.*

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers.*

  4.
  A copy of the existing by-laws of the trustee.*

  5.
  Not Applicable.

  6.
  The consent of the trustee required by Section 321(b) of the Act.

  7.
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

  8.
  Not Applicable.

  9.
  Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of July, 2001.

Bank One Trust Company, National Association, Trustee
By	/s/ F. HENRY KLESCHEN III F. Henry Kleschen III Vice President

*  Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

July 26, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Argosy Gaming Company and The Subsidiary Guarantors Named Therein and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
Bank One Trust Company, National Association
By	/s/ F. HENRY KLESCHEN III F. Henry Kleschen III Vice President

EXHIBIT 7

Legal Title of Bank:	Bank One Trust Company, N.A.	Call Date:	3/31/01	State #:	391581	FFIEC 041
Address:	100 Broad Street	Vendor ID:	D	Cert #:	21377	Page RC-1
City, State Zip:	Columbus, OH 43271	Transit #:	04400003

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in thousands
			RCON	BIL MIL THOU	C300
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):		RCON

	a.	Noninterest-bearing balances and currency and coin(1)	0081	57,409	1.a
	b.	Interest-bearing balances(2)	0071	0	1.b
2.	Securities
	a.	Held-to-maturity securities(from Schedule RC-B, column A)	1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773	1,922	2.b
3.	Federal funds sold and securities purchased under agreements to resell		1350	771,209	3.
4.	Loans and lease financing receivables: (from Schedule RC-C):		RCON

	a.	Loans and leases held for sale	5369	0	4.a
	b.	Loans and leases, net of unearned income	B528	84,428	4.b
	c.	LESS: Allowance for loan and lease losses	3123	387	4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	84,041	4.d
5.	Trading assets (from Schedule RC-D)		3545	0	5.
6.	Premises and fixed assets (including capitalized leases)		2145	21,125	6.
7.	Other real estate owned (from Schedule RC-M)		2150	0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130	0	8.
9.	Customers' liability to this bank on acceptances outstanding		2155	0	9.
10.	Intangible assets
	a.	Goodwill	3163	0	10.a
	b.	Other intangible assets (from Schedule RC-M)	0426	12,971	10.b
11.	Other assets (from Schedule RC-F)		2160	317,034	11.
12.	Total assets (sum of items 1 through 11)		2170	1,265,711	12.

(1)
Includes cash items in process of collection and unposted debits.
(2)
Includes time certificates of deposit not held for trading.

Legal Title of Bank:	Bank One Trust Company, N.A.	Call Date:	3/31/01	State #:	391581	FFIEC 041
Address:	100 Broad Street	Vendor ID:	D	Cert #:	21377	Page RC-1
City, State Zip:	Columbus, OH 43271	Transit #:	04400003

Schedule RC-Continued

			Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:		RCON

	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200	995,556	13.a
		(1) Noninterest-bearing(1)	6631	558,282	13.a1
		(2) Interest-bearing	6636	437,274	13.a2
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase		RCFD 2800	0	14.
15.	Trading Liabilities(from Sechedule RC-D)		RCFD 3548	0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		3190	0	16.
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding		2920	0	18.
19.	Subordinated notes and debentures(2)		3200	0	19.
20.	Other liabilities (from Schedule RC-G)		2930	125,576	20.
21.	Total liabilities (sum of items 13 through 20)		2948	1,121,132	21.
22.	Minority interest in consolidated subsidiaries		3000	0	22.
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		3838	0	23.
24.	Common stock		3230	800	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839	45,157	25.
26.	a.	Retained earnings	3632	98,597	26.a
	b.	Accumulated other comprehensive income(3)	B530	25	26.b
27.	Other equity capital components(4)		A130	0	27.
28.	Total equity capital (sum of items 23 through 27)		3210	144,579	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		3300	1,265,711	29.

Memorandum

To be reported only with the March Report of Condition.

1.		Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 1996			RCFD 6724	N/A	Number M.1.
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4.	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
2	=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5	=	Review of the bank's financial statements by external auditors
3	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	6	=	Compilation of the bank's financial statements by external auditors
			7	=	Other audit procedures (excluding tax preparation work)
			8	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

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  Item 1. General Information . Furnish the following information as to the trustee
  Item 2. Affiliations With the Obligor . If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 16. List of exhibits . List below all exhibits filed as a part of this Statement of Eligibility.
EXHIBIT 6
EXHIBIT 7